EXHIBIT 99.1
Dynatrace Reports First Quarter Fiscal Year 2027 Financial Results
Exceeds high end of guidance across all metrics
Delivers ARR growth of 17%
Achieves record new logo ARR growth of more than 160%

BOSTON, Mass., August 5, 2026 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the first quarter of fiscal 2027 ended June 30, 2026.
"Dynatrace delivered an exceptional quarter, led by 41% organic net new ARR growth,"1 said Rick McConnell, Chief Executive Officer of Dynatrace. "Demand continues to strengthen as enterprises expand cloud-native workloads and accelerate their AI initiatives. As software becomes increasingly AI-driven, customers are turning to Dynatrace for the deterministic answers, contextual analytics, and intelligent automation required to operate at scale, and we are increasingly confident in the opportunity ahead."

"In Q1, we exceeded the high end of our top-line and profitability guidance, increased free cash flow, and returned capital to shareholders," said Jim Benson, Chief Financial Officer, Dynatrace. "These strong results reflect the competitive differentiation of our platform and the momentum in our business, providing a solid start toward our goal of accelerating ARR growth in fiscal 2027. During the quarter, we also repurchased $275 million of Dynatrace stock, underscoring our confidence in our long-term growth trajectory and our commitment to delivering shareholder value."

First Quarter Fiscal 2027 Financial and Other Recent Business Highlights:
All growth rates are compared to the first quarter of fiscal 2026, unless otherwise noted.
Financial Highlights:
•Total ARR of $2,136 million, an increase of 17% on an as reported and constant currency basis
•Total revenue of $555 million, an increase of 16%, or 15% on a constant currency basis
•Subscription revenue of $530 million, an increase of 16%, or 15% on a constant currency basis
•GAAP income from operations of $71 million and non-GAAP income from operations of $162 million
•GAAP net income per share of $0.12 and non-GAAP net income per share of $0.48, on a dilutive basis
Business Highlights
•Demonstrated four consecutive quarters of acceleration in trailing-twelve-month organic net new ARR growth.
•Nearly doubled annualized logs consumption in the last two quarters to $200 million, growing well over 100% year-over-year.
•Named a Leader in the 2026 Gartner® Magic Quadrant™ for Observability Platforms for the 16th consecutive year.2
•Named a Leader and an Outperformer in the 2026 GigaOm Radar for Kubernetes Observability.
•Launched the private preview of our observability offering for AI-first teams, Dynatrace Bluebox, at the AWS Summit New York.
•Delivered significant advancements of Dynatrace Intelligence, extending the power of the Dynatrace platform. New capabilities include Autonomous SRE agent, Cloud SE agent, and Agent Building to help customers move beyond analysis and recommendations into trusted, autonomous execution.

Share Repurchase Program
•During the first quarter of fiscal 2027, Dynatrace spent $275 million to repurchase 7.1 million shares at an average price of $38.88 under that program.

1 Represents the quarterly increase in ARR for the first quarter of fiscal 2027 compared to ARR for the first quarter of fiscal 2026, adjusted for foreign exchange, and excludes $13 million of ARR contributed from the Bindplane acquisition.

2 Gartner, Magic Quadrant for Observability Platforms, Padraig Byrne, Martin Caren, D.B. Cummings, Neil Young, 13 July 2026. See below for disclaimers.

CFO Leadership Update

Dynatrace also announced today that in connection with his planned retirement, Jim Benson will resign from his position as Chief Financial Officer by the company’s current fiscal year end on March 31, 2027. Dynatrace has initiated a search for a new CFO, and Mr. Benson will ensure a smooth transition of his duties once a new CFO is appointed.

"I want to thank Jim for his leadership and many contributions to Dynatrace,” said Rick McConnell. “Jim has played a critical role in scaling the business, strengthening our financial profile, and positioning Dynatrace for its next phase of growth acceleration. Jim built a world-class Finance organization, and we will miss his valuable insights and guidance when he retires.”

"Serving as CFO of Dynatrace has been a privilege, and I am proud of what we have accomplished over the last four years," said Jim Benson. "During my tenure, Dynatrace delivered consistent growth and profitability with disciplined capital allocation, strategic investment, and a relentless focus on shareholder value creation. The momentum across the business and the opportunities ahead give me tremendous confidence in Dynatrace's future. I am committed to assisting Rick in the search process and ensuring a smooth transition once a new CFO is appointed."

First Quarter 2027 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Annual recurring revenue (ARR):
Total ARR	$2,135,982	$1,822,205
Year-over-Year Increase	17%
Year-over-Year Increase - constant currency (*)	17%

Revenue:
Total revenue	$554,548	$477,349
Year-over-Year Increase	16%
Year-over-Year Increase - constant currency (*)	15%

Subscription revenue	$530,255	$457,507
Year-over-Year Increase	16%
Year-over-Year Increase - constant currency (*)	15%

GAAP Financial Measures:
GAAP income from operations	$71,476	$62,338
GAAP operating margin	13%	13%

GAAP net income	$36,651	$47,955

GAAP net income per share - diluted	$0.12	$0.16

GAAP shares outstanding - diluted	293,744	304,160

Net cash provided by operating activities	$306,240	$269,692
Net cash provided by operating activities as a percent of revenue	55%	56%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$161,600	$143,106
Non-GAAP operating margin	29%	30%

Non-GAAP net income	$139,721	$126,277

Non-GAAP net income per share - diluted	$0.48	$0.42

Non-GAAP shares outstanding - diluted	293,744	304,160

Adjusted free cash flow	$309,177	$262,157
Adjusted free cash flow margin	56%	55%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.

Financial Outlook
Based on information available as of August 5, 2026, Dynatrace is issuing guidance for the second quarter and updating its prior guidance for full year fiscal 2027 in the tables below.
This guidance is based on foreign exchange rates as of June 30, 2026. We expect foreign exchange to be a headwind of approximately $14 million on ARR and approximately $4 million on revenue for fiscal 2027 compared to ARR and revenue at constant currency. This represents an incremental headwind of approximately $23 million to ARR and $19 million to revenue compared to our prior guidance. This guidance also excludes the impact of any share repurchases after June 30, 2026.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the full year and second quarter of fiscal 2026.

(In millions, except per share data)	Current Guidance Fiscal 2027	Prior Guidance Fiscal 2027*	Guidance Change at Midpoint**
ARR	$2,359 - $2,379	$2,382 - $2,402	$(23)
As reported	15% - 16%	16% - 17%	(100) bps
Constant currency	15.5% - 16.5%	15.5% - 16.5%	—
Total revenue	$2,306 - $2,320	$2,317 - $2,335	$(13)
As reported	14% - 15%	15% - 16%	(100) bps
Constant currency	14.5% - 15%	14% - 15%	25 bps
Subscription revenue	$2,206 - $2,220	$2,217 - $2,235	$(13)
As reported	14% - 15%	15% - 16%	(100) bps
Constant currency	14.5% - 15%	14% - 15%	25 bps
Non-GAAP income from operations	$682 - $690	$682 - $690	$—
Non-GAAP operating margin	29.5% - 29.75%	29.5%	13 bps
Non-GAAP net income	$581 - $591	$584 - $594	$(3)
Non-GAAP net income per diluted share	$1.97 - $1.99	$1.93 - $1.95	$0.04
Diluted weighted average shares outstanding	295 - 297	302 - 304	(7)
Adjusted free cash flow*	$610 - $615	$613 - $620	$(4)
Adjusted free cash flow margin*	26.5%	26.5%	—
*Beginning in the first quarter of fiscal 2027, we updated our non-GAAP liquidity measure from free cash flow to adjusted free cash flow (with a corresponding update to the related margin). For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release. Our prior guidance for fiscal 2027 issued on May 13, 2026 (as set forth in this table) reflected our previous definition of free cash flow and the related margin and there were no "below the line" items contemplated at the time to be adjusted (as set forth in our current definition of adjusted free cash flow).
**Guidance change at midpoint is rounded to the nearest million.

(In millions, except per share data)	Q2 Fiscal 2027 Guidance
Total revenue	$565 - $570
As reported	14% - 15%
Constant currency	15% - 16%
Subscription revenue	$540 - $545
As reported	14% - 15%
Constant currency	15% - 16%
Non-GAAP income from operations	$166 - $170
Non-GAAP operating margin	29.5% - 30%
Non-GAAP net income	$141 - $145
Non-GAAP net income per diluted share	$0.48 - $0.49
Diluted weighted average shares outstanding	293 - 294

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, August 5, 2026. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13761927. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on August 19, 2026 by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13761927. In addition, an archived webcast will be available at ir.dynatrace.com.

We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, adjusted free cash flow, and adjusted free cash flow margin. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and adjusted free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Beginning in the first quarter of fiscal 2027, we updated our non-GAAP liquidity measure from free cash flow to adjusted free cash flow (with a corresponding update to the related margin) to exclude the impact of certain items that management does not consider indicative of ongoing operating performance. We believe that adjusted free cash flow is a more useful measure as excluding payments for acquisition-related, restructuring, and other non-recurring and unusual items provides investors with better comparability of cash generated from our business period over period. Adjusted free cash flow is not residual cash flow available for our discretionary expenditures. Prior period results have been recast to conform to the current period presentation for comparability.

Definitions - Non-GAAP and Other Metrics
Adjusted Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements, plus cash paid for acquisition-related, restructuring, and other non-recurring and unusual items. The related adjusted free cash flow margin is adjusted free cash flow expressed as a percentage of total revenue. We previously defined free cash flow as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related free cash flow margin was previously defined as free cash flow expressed as a percentage of total revenue.
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total revenue, and Subscription revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; acquisition-related, restructuring and other non-recurring or unusual items that may arise from time to time. The related Non-GAAP Operating Margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and acquisition-related, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.
Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2026 Dynatrace LLC.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth prospects, industry trends related to cloud, AI, and software, the expected and current benefits that we believe organizations receive from using the Dynatrace platform, Mr. Benson's planned resignation as CFO and the timing thereof, and our financial and business outlook, including our financial guidance for the full year and second quarter of fiscal 2027. These forward-looking statements include, but are not limited to, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies, and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; overall demand for and market adoption of our solutions; our ability to compete; our ability to innovate and develop and effectively market solutions that meet customer needs, including with AI capabilities and functionalities; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to maintain successful relationships with partners; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and integrate newly acquired businesses and offerings; our use of new and evolving technologies, including AI, in our offerings and business; security breaches, computer malware, computer hacking attacks, and other security incidents or compromises; real or perceived errors, failures, defects, or vulnerabilities in our solutions; our ability to protect and enforce our proprietary technology and intellectual property rights; the effect on our business of uncertainty in the U.S. and global economies, along with uncertain geopolitical conditions; and other risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Revenue:
Subscription	$530,255	$457,507
Service	24,293	19,842
Total revenue	554,548	477,349
Cost of revenue:
Cost of subscription	80,260	65,018
Cost of service	21,058	19,355
Amortization of acquired technology	2,135	836
Total cost of revenue	103,453	85,209
Gross profit	451,095	392,140

Operating expenses:
Research and development	135,990	108,172
Sales and marketing	181,631	165,314
General and administrative	61,736	56,304
Amortization of other intangibles	262	12
Total operating expenses	379,619	329,802
Income from operations	71,476	62,338
Interest income, net	8,893	12,295
Other income, net	432	6,757
Income before income taxes	80,801	81,390
Income tax expense	(44,150)	(33,435)
Net income	$36,651	$47,955
Net income per share:
Basic	$0.13	$0.16
Diluted	$0.12	$0.16
Weighted average shares outstanding:
Basic	292,202	300,153
Diluted	293,744	304,160
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended June 30,
	2026	2025
Cost of revenue	$9,366	$9,850
Research and development	29,516	26,861
Sales and marketing	19,887	20,034
General and administrative	14,807	15,150
Total share-based compensation	$73,576	$71,895

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2026	March 31, 2026
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,057,780	$1,097,220
Short-term marketable securities	51,084	74,881
Accounts receivable, net	379,975	710,200
Deferred contract costs, current	130,287	127,495
Prepaid expenses and other current assets	104,575	113,651
Total current assets	1,723,701	2,123,447
Long-term marketable securities	47,079	51,908
Property and equipment, net	71,631	72,993
Operating lease right-of-use assets, net	134,360	139,285
Goodwill	1,413,246	1,350,256
Intangible assets, net	65,264	22,850
Deferred tax assets, net	498,149	508,742
Deferred contract costs, non-current	113,692	113,111
Other assets	42,372	33,133
Total assets	$4,109,494	$4,415,725

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$7,919	$2,728
Accrued expenses, current	287,489	302,260
Deferred revenue, current	1,108,856	1,241,488
Operating lease liabilities, current	23,057	22,588
Total current liabilities	1,427,321	1,569,064
Deferred revenue, non-current	49,791	53,387
Accrued expenses, non-current	43,331	38,205
Operating lease liabilities, non-current	136,216	141,736
Deferred tax liabilities	2,082	1,943
Total liabilities	1,658,741	1,804,335

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 290,346,577 and 294,652,951 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively	290	295
Additional paid-in capital	2,001,910	2,199,494
Retained earnings	484,247	447,596
Accumulated other comprehensive loss	(35,694)	(35,995)
Total shareholders' equity	2,450,753	2,611,390
Total liabilities and shareholders' equity	$4,109,494	$4,415,725

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$36,651	$47,955
Adjustments to reconcile net income to cash provided by operations:
Depreciation	4,740	5,095
Amortization	2,914	1,366
Share-based compensation	73,576	71,895
Deferred income taxes	2,604	3,750
Other	(281)	(7,051)
Net change in operating assets and liabilities:
Accounts receivable	335,226	343,732
Deferred contract costs	(3,505)	2,727
Prepaid expenses and other assets	135	(8,840)
Accounts payable and accrued expenses	(9,024)	(73,110)
Operating leases, net	(49)	605
Deferred revenue	(136,747)	(118,432)
Net cash provided by operating activities	306,240	269,692

Cash flows from investing activities:
Purchase of property and equipment	(3,151)	(7,482)
Capitalized software additions	—	(194)
Acquisition of a business, net of cash acquired	(99,481)	—
Purchases of marketable securities	(3,713)	(28,824)
Proceeds from sales and maturities of marketable securities	33,436	28,052
Net cash used in investing activities	(72,909)	(8,448)

Cash flows from financing activities:
Proceeds from employee stock purchase plan	12,636	11,871
Proceeds from exercise of stock options	1,591	2,415
Repurchases of common stock	(275,478)	(45,031)
Taxes paid related to net share settlement of equity awards	(7,627)	(10,347)
Other	(1,104)	(2,762)
Net cash used in financing activities	(269,982)	(43,854)

Effect of exchange rates on cash and cash equivalents	(2,789)	12,952

Net (decrease) increase in cash and cash equivalents	(39,440)	230,342

Cash and cash equivalents, beginning of period	1,097,220	1,017,039
Cash and cash equivalents, end of period	$1,057,780	$1,247,381

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended June 30,
	2026	2025
Non-GAAP cost of revenue:
Cost of revenue	$103,453	$85,209
Share-based compensation	(9,366)	(9,850)
Employer payroll taxes on employee stock transactions	(954)	(1,416)
Amortization of intangibles	(2,135)	(836)
Non-GAAP cost of revenue	$90,998	$73,107

Non-GAAP gross profit:
Gross profit	$451,095	$392,140
Share-based compensation	9,366	9,850
Employer payroll taxes on employee stock transactions	954	1,416
Amortization of intangibles	2,135	836
Non-GAAP gross profit	$463,550	$404,242

GAAP gross margin	81%	82%
Non-GAAP gross margin	84%	85%

Non-GAAP operating expenses:
Operating expenses	$379,619	$329,802
Share-based compensation	(64,210)	(62,045)
Employer payroll taxes on employee stock transactions	(5,504)	(6,609)
Amortization of intangibles	(262)	(12)
Acquisition-related, restructuring, and other	(7,693)	—
Non-GAAP operating expenses	$301,950	$261,136

Non-GAAP income from operations:
Income from operations	$71,476	$62,338
Share-based compensation	73,576	71,895
Employer payroll taxes on employee stock transactions	6,458	8,025
Amortization of intangibles	2,397	848
Acquisition-related, restructuring, and other	7,693	—
Non-GAAP income from operations	$161,600	$143,106

GAAP operating margin	13%	13%
Non-GAAP operating margin	29%	30%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Non-GAAP net income:
Net income	$36,651	$47,955
Income tax expense	44,150	33,435
Non-GAAP effective cash tax	(30,670)	(28,664)
Interest income, net	(8,893)	(12,295)
Cash received from interest, net	8,791	11,835
Share-based compensation	73,576	71,895
Employer payroll taxes on employee stock transactions	6,458	8,025
Amortization of intangibles	2,397	848
Acquisition-related, restructuring, and other	7,693	—
Gain on currency translation	(432)	(6,757)
Non-GAAP net income	$139,721	$126,277

Share count:
Weighted-average shares outstanding - basic	292,202	300,153
Weighted-average shares outstanding - diluted	293,744	304,160

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	292,202	300,153
Weighted-average shares outstanding - diluted	293,744	304,160

Non-GAAP net income per share:
Net income per share - basic	$0.13	$0.16
Net income per share - diluted	$0.12	$0.16
Non-GAAP net income per share - basic	$0.48	$0.42
Non-GAAP net income per share - diluted	$0.48	$0.42

	Three Months Ended June 30,
	2026	2025
Adjusted free cash flow:
Net cash provided by operating activities	$306,240	$269,692
Purchase of property and equipment	(3,151)	(7,482)
Capitalized software additions	—	(194)
Cash paid for acquisition-related, restructuring, and other costs	$6,088	$141
Adjusted free cash flow	$309,177	$262,157

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Contact:
Stacy Gong
VP, Corporate Communications
pr-team@dynatrace.com